Exhibit 5.1

[Wiersholm letterhead]

Marine Harvest ASA	Oslo, 21 March 2016
P.O. Box 4102 Sandviken
Lawyer in charge:
5835 Bergen	Tone Østensen

MARINE HARVEST ASA — REGISTRATION STATEMENT ON FORM S-8

Ladies and gentlemen:

Advokatfirmaet Wiersholm AS (“Wiersholm”) has acted as Norwegian legal counsel to Marine Harvest ASA (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on the date hereof, relating to the registration of up to 400,000 shares of the Company’s ordinary shares with par value NOK 7.5 per share (the “Shares”) that may be issued under the Company’s Share Option Scheme (the “Scheme”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In stating the view and opinions set forth in this letter, we have examined and relied on originals or copies of:

(a)	The Registration Statement.

(b)	The articles of association (in Norwegian: “vedtekter”) of the Company.

(c)	A certificate of registration (in Norwegian: “Firmaattest”) of the Company.

(d)	Certain resolutions of the board of directors and the general meeting of the Company approving the issuance of options under the Scheme.

In stating the view and opinions set forth in this letter we have assumed:

(i)	The authenticity and completeness of all documents submitted to us as originals.

(ii)	That all photocopies and electronic copies reviewed by us are complete and in conformity with the originals thereof.

(iii)	That all signatures on documents reviewed by us are genuine.

(iv)	That the information set out in the various documents which we have reviewed was truthful, correct, complete and up-to-date.

(v)	That there have been no amendments to the articles of association and certificate of registration of the Company as compared to the forms of such documents provided to us.

(vi)	That any minutes of board meetings and general meetings of the Company provided to us correctly reflect and record resolutions passed at such meetings;

that any such meetings were duly convened; and that the resolutions passed at such meetings have not been revoked or varied and remain in full force and effect.

(vii)

That all necessary notices, filings, registrations and recordings required in any applicable jurisdiction (other than Norway) in respect of the documents have been, or will be, given or effected in accordance with the laws and regulations of every such jurisdiction.

(viii)	That the Registration Statement and the issuance and sale of the Shares will not violate the laws of any jurisdiction other than Norway.

In stating the views and opinions set forth in this letter, we express no view or opinion as to any laws other than the laws of Norway in force as of the date hereof or as to the effect of the laws of any other jurisdiction on the views and opinions stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

The Shares will have been duly authorised by the Company when the Board of Directors of the Company have validly resolved the issuance and sale of the Shares in accordance with a valid authorisation to issue new ordinary shares in the Company granted by the Company’s general meeting, and the Shares will be validly issued, fully paid and non-assessable when issued to the participants in accordance with the terms and conditions of the Scheme for consideration in an amount at least equal to the par value of the shares, following registration of the share capital increase following from the issuance of Shares in the Norwegian Register of Business Enterprises and registration of the Shares in the Norwegian Central Securities Depository.

This letter is strictly limited to matters set out above and is not to be extended by implication to other matters.

This opinion letter is governed by and construed in accordance with Norwegian law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours sincerely

for Advokatfirmaet Wiersholm AS

/s/ Kaare P. Sverdrup	/s/ Tone Østensen
Kaare P. Sverdrup	Tone Østensen